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                                                                    EXHIBIT 99.4




                                December 13, 2000



Century Bancshares, Inc.
1275 Pennsylvania Avenue, N.W.
Washington, D. C. 20004


To the Board of Directors:

         I hereby consent to being named as a person about to become a director of Century Bancshares, Inc. ("Century"), in connection with the consummation of the merger (the "Merger") of GrandBanc, Inc., a Maryland corporation ("GrandBanc"), with and into a wholly-owned subsidiary of Century pursuant to the Agreement and Plan of Merger, dated as of October 11, 2000, among Century, GrandBanc and CBI Holdings Corporation, in the Registration Statement on Form S-4 filed by Century with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.



                                                     Sincerely,

                                                     /s/ Abbey J. Butler
                                                     ---------------------------
                                                         Abbey J. Butler